Exhibit 99.1

NETWORK EQUIPMENT TECHNOLOGIES ANNOUNCES
FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL 2013

Fremont, CA, August 1, 2012 – Telecommunications equipment maker Network Equipment Technologies, Inc. (“NET”, NASDAQ:NWK) reported results for its first quarter of fiscal 2013, ended June 29, 2012.

Total revenue in the first quarter of fiscal 2013 was $11.4 million, up from $11.3 million in the first quarter of fiscal 2012.  The slight increase in revenue was primarily due to increased product revenue from enterprise customers, but offset by a decline in government orders.

Net loss was $6.0 million, or $0.20 per share, compared to a net loss of $8.4 million, or $0.28 per share, in the first quarter of the prior year.

Cash, restricted cash and investment balances were $30.2 million at the end of the first quarter, down from $35.1 million from the end of the fourth quarter of the prior year.   The reduction resulted primarily from cash used for operations, including payments for debenture interest, restructuring charges, and insurance premiums.

On a non-GAAP basis, net loss was $5.2 million, or $0.17 per share, compared to a net loss of $7.5 million, or $0.25 per share, in the first quarter of the prior year. Non-GAAP net loss adjusts for non-cash compensation, restructure charges, and other significant non-recurring items. Refer to the table below for reconciliation of GAAP to non-GAAP net loss.

Company Highlights

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NET’s product revenue from enterprise customers was $5.8 million, an increase of 19.5% from the first quarter of the prior year and an increase of 18% from the prior quarter.

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In the first quarter, the company added more than 70 new customers, which is consistent with quarterly customer win numbers during the prior fiscal year.

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NET’s UX Series received an ELIN (Emergency Location Identification Number) gateway certification for Microsoft Lync 2010.  Both the UX1000 and UX2000 can translate the location information received from Microsoft Lync endpoints to an ELIN, in support of E911 requirements.

Proposed Merger Agreement with Sonus Networks

On July 24, 2012, NET filed a proxy with the Securities and Exchange Commission following its announcement that it has entered into a definitive agreement for Sonus Networks, Inc. (NASDAQ: SONS), a global leader in SIP communications, to acquire NET in a cash merger.  In light of the pending acquisition by Sonus Networks, the on-going proxy solicitation, and the upcoming shareholder meeting, NET will not be hosting a conference call in connection with this quarter’s financial results.

About Network Equipment Technologies, Inc.

Network Equipment Technologies, Inc. (NET) delivers high performance networking equipment optimized for real-time communications. For more than a quarter of a century, NET has delivered solutions for multi-service networks requiring high degrees of versatility, security and performance. Today, the company is focused on providing secure real-time communications for unified communications (UC), SIP trunking, enterprise mobility, and IP-based multi-service networking. NET is headquartered in Fremont, CA and has 13 offices worldwide including the U.S., the U.K., France, the Middle East, China, Japan, and Australia. The company sells its solutions to enterprise and government customers through a direct sales force and an international network of resellers and distributors.

Forward Looking Statements

This press release may contain forward-looking statements, including statements about the pending acquisition by Sonus Networks and other statements relating to possible future operating results, within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Risks and uncertainties relating to the pending acquisition by Sonus include, among others, uncertainties as to the timing and results of the NET stockholder vote; the possibility that various closing conditions for the transaction may not be satisfied or waived; disruption to our business from the announcement of the transaction, including possibly making it more difficult to maintain relationships with employees, customers, business partners or governmental entities; and uncertainties regarding the actual benefits to be realized from the transaction.  Other factors that could affect NET’s future operating results include our ability to develop and commercialize new products and product enhancements, success in building new sales channels, achieving broad market acceptance for our products, the status of relations with and performance by third-party technology providers, challenges of managing inventory and production of products, certifications for new and existing products, compliance with export controls and other government regulations, federal government budget matters and procurement decisions, and circumstances regarding specific sales that can affect the recognition of revenue, as well as the factors identified in Network Equipment Technologies' most recent Annual Report on Form 10-K, as amended, and other filings with the Securities and Exchange Commission.

NET disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

Use of non-GAAP information.  In evaluating NET’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.  Management believes that non-GAAP net loss and other non-GAAP measures help indicate a base level of NET’s performance before gains, losses, or charges that are considered by management to be outside of the recurring operations of our business. We believe that the non-GAAP information regarding recurring operations allows for a better understanding of NET’s operating performance compared to prior periods and a clearer analysis of operating trends. Management uses this non-GAAP information for planning and forecasting of future periods, making decisions regarding spending levels and the allocation of resources, and determining management and employee compensation. We believe that disclosing these non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our ongoing financial and operational performance. Specifically, we believe these non-GAAP financial measures, when read in conjunction with NET’s GAAP financials, provide useful information to investors by offering:

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the ability to make more meaningful period-to-period comparisons of our ongoing operating results;

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the ability to better identify trends in our underlying business and perform related trend analysis;

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a better understanding of how management plans and measures our underlying business; and

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an easier way to compare our most recent results of operations against investor and analyst financial models.

In determining non-GAAP net loss, we exclude certain gains or losses that are the result of infrequent events. Such items include (i) gains from the early extinguishment of our debt, and (ii) gains or losses from significant restructuring or other infrequent charges such as termination and severance charges related to changes in senior management. Management believes that these exclusions are appropriate because these items are not indicative of ongoing operating results or limit comparability.

We also exclude certain non-cash charges that may vary between periods and between companies based on the valuation methodology chosen and the input of required data that may not be directly related to current business operations, such as a company’s stock price. Such items include stock-based compensation. Management believes that excluding these items allows for more meaningful comparisons of our operating results across periods and to our competitors.

Limitations.  These non-GAAP financial measures are not presented in accordance with, nor are they a substitute for, U.S. GAAP. The non-GAAP financial measures used should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

Additional Information About the Merger and Where to Find It:

In connection with the proposed merger, NET has filed a proxy statement with the Securities and Exchange Commission (the “SEC”).  Additionally, NET and Sonus will file other relevant materials in connection with the proposed acquisition of NET by Sonus pursuant to the terms of the Merger Agreement by and among Sonus, NET, and Navy Acquisition Subsidiary, Inc.  The definitive proxy statement sent to stockholders of NET contains important information about NET, Sonus, the proposed merger and related matters.  Investors and security holders of NET are urged to read the definitive proxy statement and other relevant materials carefully before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

The materials filed by Sonus and NET with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, security holders may obtain free copies of the proxy statement from NET by contacting NET Investor Relations by e-mail at lsalvo@directir.com or by telephone at 1-510-693-5238.

Participants in the Solicitation

Sonus and NET, and their respective directors, executive officers, and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of NET stockholders in connection with the transactions contemplated by the merger agreement.  Information regarding Sonus’ directors and executive officers is contained in Sonus’ Annual Report on Form 10-K for the year ended December 31, 2011 and its proxy statement dated April 5, 2012, and other relevant materials filed with the SEC when they become available.  Investors and security holders may obtain detailed information regarding the names, affiliations and interests of certain of NET’s executive officers and directors in the solicitation by reading NET’s most recent Annual Report on Form 10-K as amended, for the year ended March 30, 2012, and other relevant materials filed with the SEC.  Information concerning the interests of NET’s participants in the solicitation, which may, in some cases, be different from those of NET’s stockholders generally, is set forth in the proxy statement relating to the merger.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Quarter Ended
	June 29, 2012	June 24, 2011
Revenue:
Product	$7,509	$7,699
Service and other	3,907	3,614
Total revenue	11,416	11,313
Costs of revenue:
Cost of product revenue	5,118	5,353
Cost of service and other revenue	1,556	2,112
Total cost of revenue	6,674	7,465
Gross margin	4,742	3,848
Operating expenses:
Sales and marketing	3,501	4,464
Research and development	3,601	4,821
General and administrative	2,972	2,498
Restructure and other costs	121	—
Total operating expenses	10,195	11,783
Loss from operations	(5,453)	(7,935)
Other income (expense), net	(5)	34
Interest (expense) income, net	(509)	(447)
Loss before taxes	(5,967)	(8,348)
Income tax provision (benefit)	38	72
Net loss	$(6,005)	$(8,420)

Per share amounts
Net loss:
Basic and diluted	$(0.20)	$(0.28)

Common and common equivalent shares:
Basic and diluted	30,573	30,316

NETWORK EQUIPMENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 29, 2012 (unaudited)	March 30, 2012 (1)
Current assets:
Cash and investments	$28,271	$33,142
Restricted cash	1,941	1,940
Accounts receivable, net	8,096	7,525
Inventories	2,263	3,093
Prepaid expenses and other assets	3,974	3,636
Total current assets	44,545	49,336

Property and equipment, net	3,047	3,344
Other assets	3,217	3,139
Total assets	$50,809	$55,819
Liabilities and Stockholders’ Equity
Accounts payable	$4,763	$4,009
Other current liabilities	8,996	9,462
Total current liabilities	13,759	13,471

Long-term liabilities	1,152	1,202
3 ¾% convertible senior notes	10,500	10,500
7 ¼% redeemable convertible subordinated debentures	23,704	23,704
Stockholders’ equity	1,694	6,942
Total liabilities and stockholders’ equity	$50,809	$55,819

(1) Derived from audited consolidated financial statements as of March 30, 2012.

NETWORK EQUIPMENT TECHNOLOGIES, INC.
GAAP TO NON-GAAP NET LOSS RECONCILIATION
(Unaudited – in thousands, except per share data)

	Quarter Ended
	June 29, 2012	June 24, 2011

GAAP net loss	$(6,005)	$(8,420)
Stock based compensation expense:
Cost of product revenue	60	77
Cost of service and other revenue	75	48
Sales and marketing	177	227
Research and development	217	317
General and administrative	174	214
Restructure related:
General and administrative, accretion of discount on future cash flows from subleases	—	14
Restructure and other:
Other, primarily severance	121	—
Non-GAAP net loss	$(5,181)	$(7,523)
Non-GAAP net loss per share data:
Basic and diluted	$(0.17)	$(0.25)
Common and common equivalent shares:
Basic and diluted	30,573	30,316